                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                        Phoenix Investment Partners, Ltd.
                 -------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:
        -----------------------------------------------------------------------
    2)  Aggregate number of securities to which transaction applies:
        -----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        -----------------------------------------------------------------------
    4)  Proposed maximum aggregate value of transaction:
        -----------------------------------------------------------------------
    5)  Total fee paid:
        -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
        -----------------------------------------------------------------------
    2)  Form, Schedule or Registration Statement No.:
        -----------------------------------------------------------------------
    3)  Filing Party:
        -----------------------------------------------------------------------
    4)  Date Filed:
        -----------------------------------------------------------------------

                       PHOENIX INVESTMENT PARTNERS, LTD.

                              56 Prospect Street
                          Hartford, Connecticut 06115

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 6, 1999

To the Stockholders of
 PHOENIX INVESTMENT PARTNERS, LTD.

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Phoenix Investment Partners, Ltd. (the "Company") will be held at One American Row, Hartford, Connecticut 06102, on Thursday, May 6, 1999, at 9:00 a.m., for the purpose of considering and acting upon the following matters:

  1. To elect fourteen directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; and

  2. To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

   Stockholders of record as of the close of business on March 22, 1999 shall be entitled to notice of and to vote at the meeting. The transfer books will not be closed. For ten days prior to the meeting, a list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the offices of Phoenix Investment Partners, Ltd., 56 Prospect Street, Hartford, Connecticut 06115. Stockholders who do not expect to attend the meeting in person are urged to execute and return the accompanying proxy in the envelope enclosed.

                                          By order of the Board of Directors

                                          Thomas N. Steenburg,
                                          Secretary

Hartford, Connecticut
March 31, 1999

                                PROXY STATEMENT
                       PHOENIX INVESTMENT PARTNERS, LTD.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 6, 1999

                              GENERAL INFORMATION

   This proxy statement is being furnished to the stockholders of Phoenix Investment Partners, Ltd., a Delaware corporation (the "Company"), 56 Prospect Street, Hartford, Connecticut 06115, in connection with the solicitation of proxies by its Board of Directors for use at the annual meeting of stockholders to be held on Thursday, May 6, 1999 and at any adjournments thereof. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is March 31, 1999.

   The proxy is revocable at any time before it is voted by a subsequently dated proxy, by written notification to the persons named therein as proxies, which may be mailed or delivered to the Company at the above address, or by attendance at the meeting and voting in person. All shares represented by effective proxies will be voted at the meeting and at any adjournments thereof.

   If the enclosed proxy is properly executed and returned in time for voting with a choice specified thereon, the shares represented thereby will be voted as indicated thereon. If no specification is made, the proxy will be voted by the proxy committee for the election as directors of the nominees named below (or substitutes therefor, if any nominees are unable or refuse to serve) and in its discretion upon such matters not presently known or determined which may properly come before the meeting.

   The Company has one class of stock outstanding, Common Stock, par value $.01 per share ("Common Stock"). On March 22, 1999, 43,661,524 shares of Common Stock were outstanding and entitled to one vote each on all matters to be considered at the meeting. Stockholders of record as of the close of business on March 22, 1999 are entitled to notice of and to vote at the meeting. There are no cumulative voting rights with respect to the election of directors.

   Inspectors of election will be appointed to tabulate the number of shares of Common Stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting. The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the tabulation of votes cast on a specific proposal presented to the stockholders at the meeting, abstentions will be considered as present and entitled to vote with respect to that specific proposal, whereas broker non-votes will not be considered as present and entitled to vote with respect to that specific proposal.

                       PRINCIPAL HOLDERS OF COMMON STOCK

   The following table shows with respect to each person who is known to be the beneficial owner of more than 5% of the Common Stock of the Company: (i) the total number of shares of Common Stock beneficially owned as of March 22, 1999; and (ii) the percent of the Common Stock so owned as of that date:

                                            Amount and Nature of    Percent of
Name and Address of Beneficial Owner       Beneficial Ownership(1) Common Stock
------------------------------------       ----------------------- ------------
Phoenix Home Life Mutual Insurance
 Company..................................       30,754,000(2)         64.1%
One American Row
Hartford, Connecticut 06102

Wanger Asset Management, L.P..............        2,361,100(3)          5.4%
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606

Tweedy, Browne Company LLC................        2,299,372(4)          5.3%
52 Vanderbilt Avenue
New York, New York 10017

   The following table shows with respect to each director and nominee for director of the Company, each of the five executive officers of the Company named in the Executive Compensation Table, and all directors and executive officers as a group, nineteen in number: (i) the total number of shares of Common Stock beneficially owned as of March 22, 1999; and (ii) the percent of the Common Stock so owned as of that date:

                                            Amount and Nature of    Percent of
Name of Beneficial Owner                   Beneficial Ownership(1) Common Stock
------------------------                   ----------------------- ------------
Philip R. McLoughlin(5)...................          230,394             *
Calvin J. Pedersen(5).....................          310,588             *
Michael E. Haylon(5)......................          145,243             *
Clyde E. Bartter(5).......................           84,441             *
John F. Sharry(5).........................           73,303             *
William R. Moyer(5).......................          113,835             *
Robert W. Fiondella(5)....................           73,290             *
Richard H. Booth(5).......................           35,799             *
Edward P. Lyons(5)........................           54,794             *
Marilyn E. LaMarche(5)....................           41,303             *
James M. Oates(5).........................           50,982             *
Ferdinand L.J. Verdonck(5)................           30,982             *
John T. Anderson(5).......................           21,491             *
Glen D. Churchill(5)......................           22,457             *
Donna F. Tuttle(5)........................           34,063             *
David A. Williams(5)......................           32,148             *
All directors and executive officers as a
 group (19 persons)(5)....................        1,482,025            3.3%

--------
*  Less than one percent.
(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule

   13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.
(2) Based upon the number of shares of Common Stock and the principal amount of the Company's 6% Convertible Subordinated Debentures due November 1, 2015 (the "Debentures") reported in the most recent Schedule 13D filed by Phoenix Home Life Mutual Insurance Company with the Securities and Exchange Commission. Includes 26,400,000 shares of Common Stock beneficially owned by Phoenix Home Life Mutual Insurance Company and 4,354,000 shares of Common Stock which could be acquired through the conversion of $35,000,000 principal amount of Debentures beneficially owned by Phoenix Home Life Mutual Insurance Company. Each $25 principal amount of Debentures is convertible at any time into 3.11 shares of Common Stock.
(3) Number of shares reported in the most recent Schedule 13G filed by Wanger Asset Management, L.P. ("Wanger") with the Securities and Exchange Commission. These securities have been acquired on behalf of discretionary clients of Wanger. Includes 2,361,100 shares as to which Wanger has shared voting power and shared dispositive power.
(4) Number of shares reported in the most recent Schedule 13D filed by Tweedy, Browne Company LLC ("TBC"), TBK Partners, L.P. ("TBK") and Vanderbilt Partners, L.P. ("Vanderbilt") with the Securities and Exchange Commission. The securities beneficially owned by TBC are held in the accounts of various customers of TBC, with respect to which accounts TBC has investment discretion. Includes 2,057,812 shares as to which TBC has shared dispositive power, which includes 1,934,339 shares as to which TBC has sole voting power, 221,560 shares as to which TBK has sole voting power and sole dispositive power, and 20,000 shares as to which Vanderbilt has sole voting power and sole dispositive power.
(5) Includes shares of Common Stock which could be acquired through the exercise of options and the conversion of Debentures as follows: Mr. McLoughlin, 190,000 shares; Mr. Pedersen, 199,164 shares; Mr. Haylon, 98,333 shares; Mr. Bartter, 51,107 shares; Mr. Sharry, 55,000 shares; Mr. Moyer, 85,000 shares; Mr. Fiondella, 43,290 shares; Mr. Booth, 32,799 shares; Mr. Lyons, 51,794 shares; Ms. LaMarche, 41,303 shares; Mr. Oates, 30,982 shares; Mr. Verdonck, 30,982 shares; Mr. Anderson, 20,491 shares; Mr. Churchill, 20,491 shares; Ms. Tuttle, 31,712 shares; Mr. Williams, 32,148 shares; all directors and executive officers as a group, 1,109,596 shares. Also includes shares of restricted Common Stock as follows: Mr. McLoughlin, 17,210 shares; Mr. Pedersen, 10,220 shares; Mr. Haylon, 25,810 shares; Mr. Sharry, 12,700 shares; Mr. Moyer, 9,160 shares; all directors and executive officers as a group, 87,540 shares. Each $25 principal amount of Debentures is convertible at any time into 3.11 shares of Common Stock.

                             ELECTION OF DIRECTORS

Nominees and Directors

   At the meeting, fourteen directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees are presently directors of the Company. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the annual meeting is required to elect directors. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the election of such nominees. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees. However, the Company now knows of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected.

   The following persons are nominees for election as directors of the
Company:

     Philip R. McLoughlin--Age--52--Director since--1995

    Mr. McLoughlin has been Chairman of the Board of the Company since May 13, 1997 and Chief Executive Officer of the Company since November 1, 1995. Mr. McLoughlin has also been a Director of Phoenix Home Life Mutual Insurance Company ("Phoenix Home Life") since February 1994 and has been employed by Phoenix Home Life as Executive Vice President-- Investments since December 1988. In addition, Mr. McLoughlin serves as Chairman and President of Phoenix Equity Planning Corporation ("PEPCO"), Chairman of Phoenix Investment Counsel, Inc. ("PIC"), Chief Executive Officer and Vice Chairman of Duff & Phelps Investment Management Co. ("DPIM") and Chairman and Chief Executive Officer of National Securities & Research Corporation ("NS&RC"), subsidiaries of the Company. He also is a member of the Board of Directors of PIC, PEPCO, DPIM, NS&RC, Pasadena Capital Corporation, Duff & Phelps Utilities Tax-Free Income Inc. and Duff & Phelps Utility and Corporate Bond Trust Inc. Mr. McLoughlin also serves as President and as a Director or Trustee of the Phoenix Funds, Phoenix Duff & Phelps Institutional Mutual Funds and Phoenix-Aberdeen Series Fund (collectively, the "Phoenix Mutual Funds"). He is a Director of PM Holdings, Inc. ("PM Holdings"), Phoenix Charter Oak Trust Company, Aberdeen Asset Management plc, The World Trust, a Luxembourg closed-end fund, The Emerging World Trust Fund, a Luxembourg closed-end fund, PXRE Corporation ("PXRE"), a publicly-traded corporation, and of its wholly-owned subsidiary, PXRE Reinsurance Company ("PXRE Reinsurance").

     Calvin J. Pedersen--Age--57--Director since--1992

    Mr. Pedersen has been President of the Company since July 1993. From January 1992 to July 1993, Mr. Pedersen served as an Executive Vice President of the Company. Mr. Pedersen was also an Executive Vice President of Duff & Phelps Inc. ("DPI"), the former parent of the Company's operating subsidiaries, from 1988 until its dissolution in 1992. From 1986 to 1988, he served as Senior Vice President--Marketing and Sales of DPI. Mr. Pedersen joined the Company in 1986 from First Chicago Investment Advisors, an investment management company, where he was a Managing Director and head of the Account Management and Administration Division. Mr. Pedersen is also President and Chief Executive Officer of Duff & Phelps Utilities Income Inc., Duff & Phelps Utilities Tax-Free Income Inc. and Duff & Phelps Utility and Corporate Bond Trust Inc. and serves as a Director and Chairman of DPIM and as a Director or Trustee of the Phoenix Funds, Phoenix Duff & Phelps Institutional Mutual Funds and Phoenix-Aberdeen Series Fund.

     Michael E. Haylon--Age--41--Director since--1995

    Mr. Haylon has been an Executive Vice President of the Company since November 1, 1995. From February 1993 to November 1, 1995, Mr. Haylon was Senior Vice President--Securities Investments of Phoenix Home Life. Mr. Haylon is also President of PIC, Executive Vice President of NS&RC, Executive Vice President of DPIM and Executive Vice President of the Phoenix Funds, Phoenix Duff & Phelps Institutional Mutual Funds and Phoenix-Aberdeen Series Fund. From June 1991 through

    January 1993, Mr. Haylon was Vice President, Public Fixed Income and from June 1990 through May 1991, he was Vice President, Public Bond Investments of Phoenix Home Life. Mr. Haylon was Vice President of Aetna Capital Management from August 1986 until June 1990 and a Managing Director of Aetna Bond Investors from February 1989 until June 1990. Mr. Haylon also serves as a member of the Boards of Directors of PIC, PEPCO and NS&RC.

     Clyde E. Bartter--Age--67--Director since--1997

    Mr. Bartter has been President of DPIM since April 7, 1997. He also serves as a member of the Board of Directors of DPIM. Prior to joining DPIM in 1983, Mr. Bartter was President of Portfolio Advisory Services, an investment counsel subsidiary of the National City Bank of Cleveland.

     Robert W. Fiondella--Age--56--Director since--1995

    Mr. Fiondella has been Chairman of the Board, President and Chief Executive Officer of Phoenix Home Life since February 1994. From July 1992 until February 1994, Mr. Fiondella served as President and Principal Operating Officer and from February 1989 until July 1992, as President and Chief Operating Officer, of Phoenix Home Life. Mr. Fiondella is the President of PM Holdings and is also a member of the Board of Directors of several of Phoenix Home Life's subsidiaries, including PM Holdings and Phoenix Charter Oak Trust Company. Mr. Fiondella is also a member of the Boards of Directors of PXRE, PXRE Reinsurance, Advest Group, Inc. and Barnes Group.

     Richard H. Booth--Age--52--Director since--1995

    Mr. Booth has been Executive Vice President of Phoenix Home Life since October 1994. Mr. Booth is also an officer and Director of several subsidiaries of Phoenix Home Life. Prior to joining Phoenix Home Life in October 1994, Mr. Booth was President and Chief Operating Officer and a Director of The Travelers Corporation, where he was employed for 16 years. Mr. Booth is also a member of the Board of Directors of HSB Group, Inc., CuraGen Corporation and Aberdeen Asset Management plc.

     Edward P. Lyons--Age--72--Director since--1995

    From 1984 through February 20, 1996, Mr. Lyons was a Director of Phoenix Home Life. He presently serves on its Directors Advisory Board. Prior to 1985, Mr. Lyons was Vice Chairman of The Olin Corporation. Mr. Lyons is also Chairman of the Board of Directors of Carberry Investment Management Corp. and a member of the Board of Directors of PXRE and PXRE Reinsurance.

     Marilyn E. LaMarche--Age--63--Director since--1995

    Ms. LaMarche has been a Director of Phoenix Home Life since 1989. Ms. LaMarche has been a Limited Managing Director of Lazard Freres & Co., L.L.C. (and a general partner of its predecessor), a New York based investment banking company, since January 1983.

     James M. Oates--Age--52--Director since--1995

    Mr. Oates has been Chairman of IBEX Capital Markets, Inc. since October 1996 and Managing Director of The Wydown Group since April 1994. From 1984 through 1994, he served as President and Chief Executive Officer of Neworld Bank. Mr. Oates is also a Director or Trustee of the Phoenix Funds, Phoenix Duff & Phelps Institutional Mutual Funds and Phoenix-Aberdeen Series Fund. In addition, Mr. Oates is a Director of AIB Govett, Inc., Investor Financial Services Corporation, Investors Bank & Trust Co., Blue Cross and Blue Shield of New Hampshire, Connecticut River Bancorp, Plymouth Rubber Company, Stifel Financial, Emerson Investment Management, Inc. and Command Systems. He also serves as Vice Chairman of Massachusetts Housing Partnership.

     Ferdinand L. J. Verdonck--Age--56--Director since--1995

    Mr. Verdonck has been Managing Director of Almanij N.V., the holding company of the Almanij-Kredietbank Group, since 1992. He also serves as a Director of Almanij N.V., Kredietbank N.V., Brussels, Belgium, Kredietbank Luxembourg S.A., and of various affiliated companies in the Group. From 1984 to 1992, Mr. Verdonck served in various senior executive capacities with N.V. Bekaert S.A., a Belgian steel wire and cord manufacturer, both in Belgium and New York City. He was a Senior Vice President of Lazard Freres & Co. in New York from 1977 to 1984, having previously served as an International Banking Officer of Continental Illinois Bank in Chicago.

     John T. Anderson--Age--68--Director since--1996

    Mr. Anderson is presently retired. From January 2, 1996 to December 31, 1998, Mr. Anderson was of counsel to Lord, Bissell & Brook, a Chicago law firm. From 1966 to January 2, 1996, Mr. Anderson was a partner of Lord, Bissell & Brook.

     Glen D. Churchill--Age--65--Director since--1992

    Mr. Churchill is presently retired. Prior to May 1, 1992, Mr. Churchill was President and Chief Executive Officer of West Texas Utilities Company for more than the preceding five years.

     Donna F. Tuttle--Age--50--Director since--1992

    Ms. Tuttle has been President of Korn Tuttle Capital Group, a Los Angeles, California investment consulting firm, since March 1992. From January 1990 to March 1992, Ms. Tuttle was Chairman and Chief Executive Officer of Ayer Tuttle, a division of an international advertising agency. From January 1983 to January 1989, Ms. Tuttle served as U.S. Deputy Secretary of Commerce and Under Secretary of Commerce. Ms. Tuttle is also a member of the Board of Directors of Hilton Hotels Corp. and Everen Securities.

     David A. Williams--Age--57--Director since--1993

    Mr. Williams is President of Roxborough Holdings Ltd. Mr. Williams was President and Chief Executive Officer of Beutel, Goodman & Company Ltd., a Toronto, Canada investment counseling firm ("BG"), from 1991 to December 1994. From 1971 to 1991, he served as Vice President of BG. Mr. Williams joined BG in 1969. The Company owned 49% of the outstanding voting capital stock of BG until December 3, 1998. Mr. Williams is also a member of the Board of Directors of Emtech Technologies Corp., Enhanced Marketing Services, Esquisure Financial Network, FRI Corporation, Krystal Bond Corporation, PICO Holdings, Inc., MicroPulse, Inc., Signature Brands, Ltd., Pinetree Capital Corporation, Octagon Industries Ltd. and Radiant Energy Corporation.

Section 16(a) Beneficial Ownership Reporting Compliance

   Directors and executive officers of the Company and beneficial owners of more than ten percent of the Common Stock file periodic reports regarding ownership of shares of Common Stock and Debentures with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934. In October 1998, Mr. Pedersen exercised employee stock options with respect to 13,770 shares of Common Stock and sold such shares. The statement of changes in beneficial ownership reporting this transaction was inadvertently untimely filed by the Company's Secretary, Mr. Pedersen's appointed attorney-in-fact.

The Board of Directors

   The business and affairs of the Company are managed under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. However, the Board is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business by various reports and documents sent to them, as well as by reports presented at meetings of the Board and its committees. During 1998, the Board of Directors met five times. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served.

Board Committees

   The Board of Directors has three standing committees, the Executive Committee, the Audit Committee and the Compensation Committee.

   The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors, except as such authority may be limited by the provisions of the General Corporation Law of the State of Delaware. The Executive Committee, which is presently composed of Messrs. Fiondella (Chairman), Anderson, Booth, Lyons, McLoughlin and Pedersen, did not meet during 1998.

   The Audit Committee recommends to the Board of Directors the appointment of the independent public accountants for the following year. The Audit Committee also reviews the scope of the annual audit, the annual financial statements of the Company and the auditor's report thereon and the auditor's comments relative to the adequacy of the Company's system of internal controls and accounting systems. The Audit Committee, which is presently composed of Messrs. Churchill (Chairman), Lyons and Verdonck and Ms. Tuttle, met five times during 1998.

   The Compensation Committee reviews management compensation levels and provides recommendations regarding salaries and other compensation for the Company's officers, including bonuses and other incentive programs. The Compensation Committee also administers the Company's stock incentive program. The Compensation Committee, which is presently composed of Messrs. Oates (Chairman), Anderson and Williams and Ms. LaMarche, met four times during 1998.

   The Company does not have a standing nominating committee of the Board of Directors. This function is performed by the Board of Directors. The Company's By-Laws establish procedures, including advance notice procedures, with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. In general, notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to meetings of stockholders of the Company. Such notice must set forth all information with respect to each such nominee as required by the federal proxy rules. Such notice must be accompanied by a signed statement of such nominee consenting to be a nominee and a director, if elected.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

   The Compensation Committee of the Board of Directors is responsible for establishing, administering and evaluating the Company's policies regarding the compensation of its executive officers. The Company's compensation policies are intended to align executive compensation with the business objectives and performance of the Company. Additionally, the Company's compensation policies are designed to permit the Company to attract, retain and motivate executive officers to ensure the long-term success of the Company.

   The compensation of executive officers is composed of three components: salary, annual incentive compensation and long-term incentive compensation. The Compensation Committee considers the total compensation of each executive officer in establishing each element of his compensation. The compensation of the Company's Chief Executive Officer is subject to the same policies that are applicable to all executive officers of the Company.

Salary

   In establishing the annual salaries of each of the Company's executive officers, including the Chief Executive Officer, the responsibilities, abilities and industriousness of the executive officer and the Company's performance were considered. The salaries of persons holding similar positions at comparable companies were also reviewed.

Annual Incentive Compensation

   The Board of Directors has adopted two incentive compensation plans, the Management Incentive Plan ("MIP") and the Investment Incentive Plan ("IIP"). Incentive compensation is intended to be variable and closely tied to corporate and individual performance in a manner that encourages a continuous focus on providing top-quality service to clients, increasing productivity and obtaining new business opportunities in order to increase profitability and stockholder value.

   In 1998, Messrs. McLoughlin, Pedersen, Haylon, Sharry and Moyer participated in the MIP. Under the MIP, eligible officers with salaries under $100,000 have a payout range of between 15% and 25% of salary, and officers with salaries of $100,000 or more generally have a payout range of between 40% and 175% of salary. Payouts under the IIP are based 75% on the basis of quantitative portfolio performance results and 25% (the "nonquantitative portion") on factors including corporate earnings and personal performance. Under the IIP, individual incentive compensation can range from 25% to 400% of salary based upon the nature of a covered individual's specific job requirements. The entire payout under the MIP and the nonquantitative portion of the IIP are funded based on achievement of revenue and profitability objectives.

Long-Term Incentive Compensation

   Pursuant to the Company's stock incentive plans, key employees of the Company, including executive officers, are eligible to receive long-term incentives in a variety of forms including stock options, stock appreciation rights, restricted stock, phantom stock and other stock based awards. The purpose of the stock incentive plans is to enable the Company to attract and retain the best available executive personnel and other key employees, to provide for the Company's long-term growth and business success and to provide an incentive for such employees to exert their best efforts on behalf of the Company and its stockholders. The Compensation Committee believes that the grant of awards whose value is related to the value of the Company's Common Stock aligns the interests of stockholders and employees who receive awards. The stock incentive plans are administered by the Compensation Committee.

   The Compensation Committee determines the individuals to whom awards are granted, the type and amount of awards to be granted, the time of all such grants and the terms, conditions and provisions of such awards and the restrictions related thereto. In making awards under the stock incentive plans, the Compensation Committee considers the recommendations of the executive officers of the Company, the responsibilities of each grantee, his past performance and his anticipated future contribution to the Company.

   During 1998, stock options and restricted stock were granted under the stock incentive plans. The Compensation Committee believes that the grant of stock options provides a strong incentive for employees to increase stockholder value over the long term because the full benefit of such awards cannot be realized unless the value of the Company's Common Stock appreciates over a specified number of years. Most of the officers of the Company received options and certain officers received restricted stock grants in 1998. The exercise price of options granted in 1998 is equal to the fair market value per share of Common Stock on the date of grant. Generally, one-third of each option grant vests on the first, second and third anniversaries of the date of grant and such options expire ten years after the date of grant.

   Amendments adopted in 1993 to the Internal Revenue Code limit the deductibility for federal income tax purposes of certain compensation payable to top executive officers of publicly held corporations. Certain types of compensation are excluded from the limitations. The Company believes that the limitations are not applicable to stock options granted under the stock incentive plans. With respect to annual incentive compensation, the Company has not taken any action to exclude annual incentive compensation from the limitations on deductibility.

   The salary, annual incentive compensation and long-term incentive compensation paid by the Company to the Chief Executive Officer and the other four most highly compensated executive officers of the Company in 1998 is set forth in the tables that follow this Report. The Compensation Committee believes that the executive officers of the Company are dedicated to increasing profitability and stockholder value and that the compensation policies that the Compensation Committee has established and administered contribute to this focus.

                                          THE COMPENSATION COMMITTEE
                                          James M. Oates (Chairman)
                                          John T. Anderson
                                          Marilyn E. LaMarche
                                          David A. Williams

   The foregoing Report of the Compensation Committee on Executive Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

                            EXECUTIVE COMPENSATION

Executive Compensation Table

   The following table sets forth certain information regarding the compensation paid or accrued by the Company to or for the account of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for services rendered in all capacities during each of the Company's fiscal years ended December 31, 1998, 1997 and 1996:

                                     Annual
                                  Compensation      Long Term Compensation Awards
                               ------------------ ---------------------------------
                                                                       Securities    All Other
Name and Principal                                    Restricted       Underlying   Compensation
Position                  Year Salary($) Bonus($) Stock Awards ($)(1) Options(#)(2)    ($)(3)
------------------        ---- --------- -------- ------------------- ------------- ------------
Philip R. McLoughlin..... 1998 $525,000  $704,467      $131,312           75,000      $19,620
 Chairman of the Board
  and                     1997  525,000   468,167           --           100,000       18,468
  Chief Executive
   Officer(4)             1996  446,154   443,667           --            85,000       16,828

Calvin J. Pedersen....... 1998  502,150   767,817        77,554           37,500       22,493
 President                1997  498,287   767,817           --            50,000       20,590
                          1996  456,500   767,900           --            55,000        6,980

Michael E. Haylon........ 1998  300,000   564,133       131,312           37,500        8,925
 Executive Vice President 1997  300,000   413,333        65,038           60,000        8,925
                          1996  273,269   500,333           --            50,000        5,277

John F. Sharry........... 1998  260,000   309,407       103,203           37,500       10,464
 President of Retail
  Division(5)

William R. Moyer......... 1998  214,038   133,900        44,636           30,000        9,454
 Senior Vice President
  and                     1997  214,038   122,300        25,032           55,000        7,622
  Chief Financial Officer 1996  182,692    30,300           --            40,000        6,458

--------
(1) Value of shares of restricted stock is based upon the closing market price per share of Common Stock on the date of grant. The number and value of the aggregate restricted stock holdings of the named executive officers at December 31, 1998 were as follows: Mr. McLoughlin, 17,210 shares, $145,252; Mr. Pedersen, 10,220 shares, $86,257; Mr. Haylon, 25,810 shares,
    $217,836; Mr. Sharry, 12,700 shares, $107,188; and Mr. Moyer, 9,160 shares, $77,310. Annually, upon the anniversary of the date of grant of the restricted stock, one-third of the restricted stock granted becomes vested, until the third anniversary of the date of grant, whereupon the restricted stock granted is fully vested. Declared dividends are accrued until the stock restrictions are released, at which time they are paid.
(2) Number of shares of Common Stock subject to options granted during the year indicated under the Company's 1992 Long-Term Stock Incentive Plan.
(3) Consists of matching contributions made by the Company pursuant to the Company's Savings Plan and life insurance premiums paid by the Company. For 1998, life insurance premiums in the following amounts were paid by the Company: Mr. McLoughlin, $4,320; Mr. Pedersen, $7,650; Mr. Sharry, $2,958; and Mr. Moyer, $3,341.

(4) Includes total compensation of $291,224, $292,666 and $292,667 in 1998,
    1997 and 1996, respectively, for services provided to Phoenix Home Life, for which the Company was reimbursed by Phoenix Home Life.
(5) Mr. Sharry became an executive officer of the Company on January 1, 1998.

Employee Stock Options

   Option Grants. The following table sets forth certain information regarding options to purchase shares of Common Stock granted to the executive officers of the Company named in the Executive Compensation Table during the Company's 1998 fiscal year:

                                   Individual Grants
---------------------------------------------------------------------------------------
                             Number of        % of Total
                             Securities     Options Granted Exercise                     Grant Date
                         Underlying Options to Employees in   Price                     Present Value
Name                       Granted (#)(1)     Fiscal Year   ($/Sh)(2)  Expiration Date     ($)(3)
----                     ------------------ --------------- --------- ----------------- -------------
Philip R. McLoughlin....       75,000             4.5%        $8.44   December 31, 2008   $154,275
Calvin J. Pedersen......       37,500             2.3          8.44   December 31, 2008     77,138
Michael E. Haylon.......       37,500             2.3          8.44   December 31, 2008     77,138
John F. Sharry..........       37,500             2.3          8.44   December 31, 2008     77,138
William R. Moyer........       30,000             1.8          8.44   December 31, 2008     61,710

--------
(1) These options were granted on December 31, 1998 under the Company's 1992 Long-Term Stock Incentive Plan. These options are non-qualified stock options. Beginning December 31, 1999, annually, upon the anniversary of the date of grant of the options, one-third of the options granted become vested and exercisable, until the third anniversary of the date of grant, whereupon the options granted are fully vested and exercisable.
(2) The option exercise price is equal to the fair market value per share of Common Stock on the date of grant.
(3) Calculated pursuant to the Black-Scholes option pricing model. Assumes expected volatility of 24.9%, risk-free rate of return of 4.67%, dividend yield of 2.7%, time to expiration of ten years and no risk of forfeiture.

   Option Exercises. The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company's 1998 fiscal year and the number and value of unexercised options to purchase shares of Common Stock held at the end of the Company's 1998 fiscal year by the executive officers of the Company named in the Executive Compensation Table:

                                                         Number of Securities  Value of Unexercised
                                                        Underlying Unexercised In-the-Money Options
                                                               Options          at Fiscal Year End
                                                        at Fiscal Year End (#)        ($)(2)
                            Number of                   ---------------------- --------------------
                         Shares Acquired     Value           Exercisable/          Exercisable/
Name                     on Exercise (#) Realized($)(1)     Unexercisable         Unexercisable
----                     --------------- -------------- ---------------------- --------------------
Philip R. McLoughlin....        --              --         190,000/170,000       $244,893/ 66,457
Calvin J. Pedersen......     13,770         $93,705        176,331/139,169        218,770/160,680
Michael E. Haylon.......        --              --          98,933/ 94,167        122,668/ 39,432
John F. Sharry..........        --              --          55,000/ 72,500         66,901/ 25,549
William R. Moyer........        --              --          85,001/ 79,999        105,401/ 33,599

--------
(1) Value realized is equal to the difference between the fair market value per share of Common Stock on the date of exercise and the option exercise price per share multiplied by the number of shares acquired upon exercise of an option.
(2) Value of unexercised in-the-money options is equal to the difference between the fair market value per share of Common Stock at December 31, 1998 and the option exercise price per share multiplied by the number of shares subject to options.

Employment Agreements

   On November 1, 1995, Mr. Pedersen entered into an employment agreement with the Company, which was amended and restated as of March 31, 1998, pursuant to which he serves as a director and President of the Company and Chairman of the Board of DPIM. The employment agreement will terminate on December 31, 2002. Mr. Pedersen's base annual salary will be determined from time to time by the Compensation Committee, but will not be less than $552,365. Mr. Pedersen is also entitled to participate in any annual incentive compensation plan adopted by the Compensation Committee. The employment agreement restricts Mr. Pedersen from diverting any business from the Company for a period of three years after termination of his employment.

   The employment agreement is terminable by the Company in the event of the death or incapacity of Mr. Pedersen or if Mr. Pedersen commits an act of embezzlement or fraud or any act of dishonesty against the Company, neglects his assigned duties, which neglect continues for at least 90 days after written notice has been delivered to him, or engages in conduct which is demonstrably and materially injurious to the Company or its employees ("Cause").

   The employment agreement is terminable by Mr. Pedersen in the event of (a) a materially adverse change in his title or an assignment to him of any duties or responsibilities inconsistent with his title, (b) a reduction in his base salary or a failure to pay him any compensation or benefits, (c) requiring him to be based outside a 30-mile radius from Chicago, (d) a failure to continue his participation in any material compensation or employee benefit plan, (e) a material breach of the employment agreement by the Company, (f) a failure to obtain an agreement from any person acquiring all or substantially all the assets and business of the Company to assume the employment agreement, or (g) the failure of Mr. Pedersen to be nominated and elected as a director of the Company during any period in which he is employed by the Company and serving as President of the Company ("Good Reason"). In the event that Mr. Pedersen terminates the employment agreement for Good Reason or the Company terminates the employment agreement other than as a result of his death or incapacity or for Cause, Mr. Pedersen will be entitled to receive severance pay, in a single payment, in an amount equal to two times his base salary as then in effect. Additionally, upon termination, all unvested stock options and stock appreciation rights held by him on the date of termination will vest and become exercisable for a period of three years after termination and all restrictions applicable to any restricted stock grants made to him will lapse. Notwithstanding the foregoing, to the extent that the payments and benefits (including the acceleration of options and stock appreciation rights) would be subject to the excise tax on "excess parachute payments" imposed under Section 4999 of the Internal Revenue Code, the payments and benefits shall be reduced to the extent necessary so that no payment to be made or benefit to be provided to Mr. Pedersen shall be subject to such excise tax.

Severance Agreements

   Messrs. McLoughlin and Haylon have entered into severance agreements with the Company. Each agreement provides for payment in the event Phoenix Home Life and/or its subsidiaries' ownership percentage of the Company falls below 50% or upon the merger, consolidation, acquisition or other organizational change or event determined by the Executive Committee of the Company's Board of Directors (collectively a "Change of Control Event"). The agreements provide that upon a Change of Control Event, if the employee's employment is terminated without Cause, as defined in the agreement, or if the employee terminates employment for Good Reason, as defined (including resignation following reduction in title, functional responsibilities or base salary) the Company will pay severance benefits. The benefit is to be made in a single payment in an amount equal to three times, in the case of Mr. McLoughlin, and two times, in the case of Mr. Haylon, the sum of the employee's annualized base salary at the time, the average of the prior three year's bonus or short-term incentive compensation payments, and the matching contributions made by the Company to its qualified and non-qualified savings and investment plans during the calendar year preceding the termination date. Further, one-third of any unvested stock options granted under the 1992 Long-Term Stock Incentive Plan will vest as of termination, and a further one-third will vest on each of the first two anniversaries of termination. In addition, the employee can continue to participate, at his own expense, in any life, accident and health insurance programs in which he participated at the time of his termination. Notwithstanding the foregoing, in the event that the payment and benefits would constitute an excess parachute payment, the total amount payable will be reduced so that no excess parachute payment results.

Directors' Compensation

   Directors who are employees of the Company do not receive any compensation for serving as directors of the Company. In 1999, other directors receive an annual retainer of $24,000 and an additional $3,000 payable to any such director who serves as a chairman of a committee of the Board of Directors, plus an attendance fee for each such director of $1,000 per regular meeting and $750 per committee meeting. Under the Company's 1992 Long-Term Stock Incentive Plan, each non-employee director ("Outside Director") is automatically granted on the date he is first elected to the Board of Directors an option to purchase 10,000 shares of Common Stock of the Company at an exercise price per share equal to the fair market value per share of Common Stock on the date of grant. Such options become exercisable one year after the date of grant and expire ten years after the date of grant. Half of each Outside Director's annual retainer is paid in the form of an option to purchase shares of Common Stock. Each Outside Director may also elect to receive an option to purchase shares of Common Stock in lieu of being paid any portion or all of the half of the annual retainer that would otherwise be paid in cash. The number of shares of Common Stock subject to any such option is equal to the amount of the director's annual retainer to be paid in the form of an option divided by 15% of the fair market value of a share of Common Stock on the date of grant. The option price per share for any such option is equal to 85% of the fair market value of a share of Common Stock on the date of grant. Such options become exercisable one year after the date of grant and expire ten years after the date of grant. On January 31, 1998, Messrs. Anderson, Booth, Churchill, Fiondella, Lyons, Oates, Verdonck and Williams and Ms. LaMarche and Tuttle were each granted an option to purchase 10,406 shares of Common Stock of the Company at an exercise price equal to $6.53 per share as the option portion of their annual retainer for 1998. Such options became exercisable in full on January 31, 1999 and expire on January 31, 2008. On January 31, 1998, Messrs. Churchill, Fiondella, Lyons, Oates, Verdonck and Williams and Ms. LaMarche and Tuttle were each granted an option to purchase 10,406 shares of Common Stock of the Company at an exercise price equal to $6.53 per share in lieu of being paid the cash portion of their annual retainer for 1998. Such options became exercisable in full on January 31, 1999 and expire on January 31, 2008. Additionally, all Outside Directors are reimbursed for expenses incurred in attending board meetings.

Compensation Committee Interlocks and Insider Participation

   The Board of Directors maintains a Compensation Committee, which presently consists of Messrs. Oates (Chairman), Anderson and Williams and Ms. LaMarche. None of the members of the Compensation Committee is presently or was formerly an officer or employee of the Company or any of its subsidiaries.

Certain Transactions

   Mr. Pedersen is a director and the President and Chief Executive Officer of Duff & Phelps Utilities Income Inc., a closed-end investment company ("Utilities Income Fund"). DPIM serves as the investment adviser of the Utilities Income Fund. Pursuant to an investment advisory agreement between DPIM and the Utilities Income Fund, DPIM received $14.7 million in fees from the Utilities Income Fund in 1998.

   Mr. McLoughlin is a director and Mr. Pedersen is President and Chief Executive Officer of Duff & Phelps Utilities Tax-Free Income Inc., a closed-end investment company ("Utilities Tax-Free Fund"). DPIM serves as the investment adviser of the Utilities Tax-Free Fund. Pursuant to an investment advisory agreement between DPIM and the Utilities Tax-Free Fund, DPIM received $1.0 million in fees from the Utilities Tax-Free Fund in 1998.

   Mr. McLoughlin is a director and Mr. Pedersen is President and Chief Executive Officer of Duff & Phelps Utility and Corporate Bond Trust Inc., a closed-end investment company ("Utility and Corporate Bond Trust"). DPIM serves as the investment adviser of the Utility and Corporate Bond Trust. Pursuant to an investment advisory agreement between DPIM and the Utility and Corporate Bond Trust, DPIM received $2.3 million in fees from the Utility and Corporate Bond Trust in 1998.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Duff & Phelps Institutional Mutual Funds and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Duff & Phelps Institutional Mutual Funds, an open-end investment company. PIC and DPIM serve as investment advisers of the Phoenix Duff & Phelps Institutional Mutual Funds. After reimbursements, PIC and DPIM did not receive any fees from the Phoenix Duff & Phelps Institutional Mutual Funds in 1998.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Series Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Series Fund, an open-end investment company. PIC serves as the investment adviser of the Phoenix Series Fund. Pursuant to an investment advisory agreement between PIC and the Phoenix Series Fund, PIC received $33.6 million in fees from the Phoenix Series Fund in 1998.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Multi-Portfolio Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Multi-Portfolio Fund, an open-end investment company. PIC serves as the investment adviser to six portfolios of the Phoenix Multi-Portfolio Fund. Pursuant to an investment advisory agreement between PIC and the Phoenix Multi-Portfolio Fund, PIC received $4.8 million in fees from the Phoenix Multi-Portfolio Fund in 1998.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Strategic Equity Series Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Strategic Equity Series Fund, an open-end investment company. During 1998, PIC and NS&RC served as the investment advisers of the

Phoenix Strategic Equity Series Fund. Pursuant to investment advisory agreements between PIC and NS&RC and the Phoenix Strategic Equity Series Fund, PIC and NS&RC received a total of $4.6 million in fees from the Phoenix Strategic Equity Series Fund in 1998.

   Messrs. McLoughlin, Pedersen and Oates are directors of The Phoenix Edge Series Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of The Phoenix Edge Series Fund, an open-end investment company. PIC and DPIM serve as the investment advisers to twelve funds of The Phoenix Edge Series Fund. Pursuant to an investment advisory agreement between PIC and DPIM and The Phoenix Edge Series Fund, PIC and DPIM received $6.3 million in fees from The Phoenix Edge Series Fund in 1998.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Strategic Allocation Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Strategic Allocation Fund, an open-end investment company. PIC serves as the investment adviser of the Phoenix Strategic Allocation Fund. Pursuant to an investment advisory agreement between PIC and the Phoenix Strategic Allocation Fund, PIC received $2.0 million in fees from the Phoenix Strategic Allocation Fund in 1998.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Multi-Sector Short Term Bond Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Multi-Sector Short Term Bond Fund, an open-end investment company. During 1998, PIC and NS&RC served as the investment adviser of the Phoenix Multi-Sector Short Term Bond Fund. Pursuant to an investment advisory agreement between PIC and NS&RC and the Phoenix Multi-Sector Short Term Bond Fund, PIC and NS&RC received $.1 million in fees from the Phoenix Multi-Sector Short Term Bond Fund in 1998.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix-Aberdeen Worldwide Opportunities Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix-Aberdeen Worldwide Opportunities Fund, an open-end investment company. During 1998, PIC and NS&RC served as the investment adviser of the Phoenix-Aberdeen Worldwide Opportunities Fund. Pursuant to an investment advisory agreement between PIC and NS&RC and the Phoenix-Aberdeen Worldwide Opportunities Fund, PIC and NS&RC received $1.1 million in fees from the Phoenix-Aberdeen Worldwide Opportunities Fund in 1998.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Income and Growth Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Income and Growth Fund, an open-end investment company. During 1998, PIC and NS&RC served as the investment adviser of the Phoenix Income and Growth Fund. Pursuant to an investment advisory agreement between PIC and NS&RC and the Phoenix Income and Growth Fund, PIC and NS&RC received $6.7 million in fees from the Phoenix Income and Growth Fund in 1998.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Multi-Sector Fixed Income Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Multi-Sector Fixed Income Fund, an open-end investment company. During 1998, PIC and NS&RC served as the investment adviser of the Phoenix Multi-Sector Fixed Income Fund. Pursuant to an investment advisory agreement between PIC and NS&RC and the Phoenix Multi-Sector Fixed Income Fund, PIC and NS&RC received $1.8 million in fees from the Phoenix Multi-Sector Fixed Income Fund in 1998.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix California Tax-Exempt Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix California Tax-Exempt

Fund, an open-end investment company. During 1998, PIC and NS&RC served as the investment adviser of the Phoenix California Tax-Exempt Fund. Pursuant to an investment advisory agreement between PIC and NS&RC and the Phoenix California Tax-Exempt Fund, PIC and NS&RC received $.5 million in fees from the Phoenix California Tax-Exempt Fund in 1998.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix-Aberdeen Series Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix-Aberdeen Series Fund. The Company serves as the administrator of the Phoenix-Aberdeen Series Fund and receives a fee equal to 15 basis points of the average daily net assets under management. PIC serves as one of two subadvisers to the Global Small Cap portfolio of the Phoenix-Aberdeen Series Fund and performs other services for both portfolios. The Company received $.1 million and PIC received $.1 million in fees from the Phoenix-Aberdeen Series Fund in 1998.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Equity Series Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Equity Series Fund, an open-end investment company. PIC and DPIM serve as the investment advisers of the Phoenix Equity Series Fund. Pursuant to an investment advisory agreement between PIC and DPIM and the Phoenix Equity Series Fund, PIC and DPIM received $.5 million in fees from the Phoenix Equity Series Fund in 1998.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Investment Trust 97 and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Investment Trust 97, an open-end investment company. PIC serves as the investment adviser of the Phoenix Investment Trust 97. After reimbursements, PIC did not receive any fees from the Phoenix Investment Trust 97 in 1998.

   PEPCO is the principal underwriter/distributor for the Phoenix Mutual Funds. PEPCO received $5.6 million in fees for such underwriter/distributor services from the Phoenix Mutual Funds in 1998. In addition, PEPCO serves as transfer agent for the Phoenix Mutual Funds. PEPCO received $6.9 million from the Phoenix Mutual Funds for such transfer agent services in 1998.

   Messrs. McLoughlin and Fiondella are directors of Phoenix Charter Oak Trust Company. PIC serves as the investment adviser of Phoenix Charter Oak Trust Company, but no fees were earned from Phoenix Charter Oak Trust Company in 1998.

   On November 15, 1993, the Company (i) purchased 43,333 Class 3 Common Shares of Beutel, Goodman & Company Ltd. ("BG"), representing 40% of the outstanding voting capital stock of BG, for a purchase price of $7.8 million paid in cash and (ii) loaned to BG the sum of $3,875,000 evidenced by a 8.5% Redeemable Unsecured Debenture of BG payable periodically from the net earnings of BG and maturing as to any unpaid principal on November 14, 2003. On April 1, 1994, the Company purchased an additional 19,118 Class 3 Common Shares of BG for a purchase price of $7.2 million. As a result of the purchase of the 19,118 shares, the Company owned 49% of the outstanding voting capital stock of BG. Also on November 15, 1993, the Company's wholly-owned subsidiary, DP Holdings Ltd., a New Brunswick corporation, purchased from Crownx Inc. a 8.5% Redeemable Unsecured Debenture of BG in the principal amount of $19,374,456 for a purchase price of $19,685,522 paid in cash. Said Debenture was to be paid periodically from the net earnings of BG and to mature on November 14, 2003. Both Debentures were redeemed in 1996. On December 3, 1998, the Company sold all of the Class 3 Common Shares of BG owned by it to an entity unaffiliated with the Company or BG. Mr. Williams was President and Chief Executive Officer of BG until December 1994 and is a director of BG.

   Lord, Bissell & Brook, a Chicago law firm, provided legal services to the Company during 1998. Until December 31, 1998, Mr. Anderson was of counsel to, and until January 2, 1996 was a partner of, Lord, Bissell & Brook.

   Phoenix Home Life and the Company maintain certain relationships which are described below.

   License Agreement. On November 1, 1995, the Company and Phoenix Home Life entered into a license agreement (the "License Agreement") pursuant to which Phoenix Home Life has granted the Company an exclusive license (subject to the limited non-exclusive license granted to Merrill Lynch Phoenix Fund, Inc.) to use the name "Phoenix" and the related design (collectively, the "Trademarks") in the United States and all other jurisdictions where Phoenix Home Life has rights to such Trademarks in connection with the provision of investment advisory services to public mutual funds and other institutional investors with respect to equity and fixed income securities other than securities of entities primarily engaged in the ownership and/or operation of real estate or real estate mortgages or other interests in real estate (the "Licensed Services"). The Company has also been granted the right to sublicense the Trademarks for use as the name or as a component of the name of any mutual fund of which the Company is the investment adviser. The exclusive license will remain in force as long as Phoenix Home Life, PM Holdings and other subsidiaries of Phoenix Home Life collectively continue to beneficially own shares of capital stock of the Company representing at least a majority of the voting power of the Company and for a period of five years from the date that Phoenix Home Life, PM Holdings and other subsidiaries of Phoenix Home Life collectively no longer beneficially own shares of capital stock of the Company representing at least a majority of the voting power of the Company (the "Term"). The License Agreement also prohibits Phoenix Home Life and its subsidiaries from competing with the Company by conducting the Licensed Services during the Term. The License Agreement does not, however, preclude Phoenix Home Life and its subsidiaries from conducting business in, and rendering investment advisory services in connection with, life insurance, variable products, pension products, short-term debt investment management, management of their general accounts and separate accounts, underwriting and distribution activities, real estate and securities of entities primarily engaged in the ownership and/or operation of real estate or real estate mortgages or other interests in real estate and any other activities (other than the Licensed Services) currently engaged in by Phoenix Home Life and its subsidiaries. In the event Phoenix Home Life or any of its subsidiaries acquires a company conducting the business of the Licensed Services, Phoenix Home Life, through the acquired company, will have the right to continue to engage in such business and to use the Trademarks in connection with the Licensed Services for a period of three years.

   Registration Rights Agreement. On November 1, 1995, the Company and PM Holdings entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which the Company has granted PM Holdings and its transferees the right to require the Company to effect the registration under the Securities Act of 1933 of all or any part of the shares of Common Stock issued to PM Holdings. As long as the Company is eligible to use a Form S-3 registration statement (or any successor form), the number of registrations that the Company will be required to effect will be unlimited; provided, however, that the Company will not be required to effect more than three registrations on a registration statement other than Form S-3 (or any successor form). Additionally, subject to certain conditions, PM Holdings will also be entitled to piggyback registration rights. Pursuant to the Registration Rights Agreement, the Company will be required to pay all expenses in connection with any registration, except underwriting discounts and selling commissions.

   Management of Phoenix Home Life General Account and Separate Account Assets. PIC manages substantially all of the investment assets of Phoenix Home Life's General Account, other than investments in real estate and mortgages, under an agreement with Phoenix Home Life effective January 1, 1995. The agreement provides, however, that either party thereto may terminate the agreement by giving 30 days' prior written notice of termination. As of December 31, 1998, Phoenix Home Life's General Account assets under management by PIC totaled $8.8 billion. Fees paid to PIC by Phoenix Home Life for the management of its General Account assets totaled $9.5 million in 1998.

   Services and Office Space. Phoenix Home Life provides various support services to the Company pursuant to an Administrative Agreement dated as of October 1, 1995 (the "Administrative Agreement"). Currently, these services are legal, human resources, payroll processing, purchasing, facility management, communications/ creative services and other miscellaneous services. Phoenix Home Life also provides various computer hardware, software and support services to the Company under a Computer Services Agreement dated as of October 1, 1995 (the "Computer Services Agreement"). Either party may terminate (i) the Administrative Agreement at the end of any calendar year upon 90 days' prior notice and (ii) the Computer Services Agreement upon 180 days' prior notice. Phoenix Home Life charged the Company and its subsidiaries $6.0 million for these services (exclusive of rent and direct costs of employee benefits) in 1998. All such services are provided at rates established from time to time by negotiation between Phoenix Home Life and the Company. Changes in such rates are subject to the approval of those disinterested directors of the Company who are neither employees nor directors of Phoenix Home Life or its other subsidiaries.

   Phoenix Home Life also leases office space to the Company in Hartford, Connecticut, Enfield, Connecticut, and Greenfield, Massachusetts. Phoenix Home Life charged the Company and its subsidiaries $3.2 million for office space rentals in 1998. Phoenix Home Life currently leases an aggregate of approximately 126,000 square feet of office space to the Company. The leases for the Enfield, Connecticut, and Greenfield, Massachusetts office space expire on December 31, 1999 and the lease for the office space in Hartford, Connecticut, expires on May 31, 2000, with an option to renew for an additional five years. Management of the Company believes that the rental rates under these leases are generally at current market rates.

   Retail Distribution. WS Griffith & Co., Inc. ("Griffith"), a registered broker-dealer subsidiary of Phoenix Home Life, is the largest retail distributor of Phoenix investment products, distributing shares of the Phoenix funds managed by PIC, NS&RC and DPIM and the variable contracts whose assets are invested in The Phoenix Edge Series Fund. Griffith's retail sales force consists of approximately 1,180 registered representatives, most of whom are also members of Phoenix Home Life's insurance agent and broker field force. Mutual fund sales by Griffith accounted for approximately 5% of PIC, NS&RC and DPIM's total mutual fund sales other than with respect to money market funds in 1998. Sales of variable products by Griffith accounted for 78% of PIC, NS&RC and DPIM's total variable product sales in 1998.

   Griffith distributes Phoenix investment products under a sales agreement with PEPCO pursuant to which Griffith receives commissions for shares of mutual funds sold by it ranging from 2.0% to 4.75% of the per share offering price. Griffith also receives commissions under the sales agreement for variable products offered by Phoenix Home Life sold by it ranging from 3.0% to 6.0% of purchase or premium payments under such products. The commissions payable to Griffith under its sales agreement with PEPCO are payable on the same basis as those commissions paid to unaffiliated brokers for these types of products. Commissions paid to Griffith by PEPCO totaled $23.4 million in 1998.

   Participation in Phoenix Home Life's Employee Benefit Plans. In 1998, employees of PIC, PEPCO and DPIM and certain employees of the Company participated in various retirement, supplemental insurance and health care and welfare benefit plans sponsored by Phoenix Home Life. Phoenix Home Life charged the Company the cost of employees' participation in the plans. Fees paid to Phoenix Home Life relating to participation of employees of PIC, PEPCO and DPIM and certain employees of the Company in plans sponsored by Phoenix Home Life were $3.9 million in 1998.

   Certain Other Matters. Transactions between Phoenix Home Life and the Company entered into in the future, including changes to investment management fees with respect to the General Account, service fees, leases for office space and sales commissions to be paid to Griffith, will be determined by negotiation, will be fair, equitable and reasonable, and will be subject to the approval by a majority of the directors of the Company who are disinterested for purposes of Delaware corporate law (consisting in these circumstances of directors who are neither employees nor directors of Phoenix Home Life or its other subsidiaries). The Company believes that the financial aspects of these relationships will be no less favorable to the Company than those available through unaffiliated third parties.

                               PERFORMANCE GRAPH

   The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the common stock of a peer group selected by the Company ("Peer Group Index") for the period beginning on December 31, 1993 through December 31, 1998.


   Assumes $100 invested on December 31, 1993 in the Company's Common Stock, the Standard & Poor's 500 Stock Index and the common stock of the Peer Group Index members, and all indices assume dividend reinvestment. Peer Group Index members are Eaton Vance Corp., Franklin Resources Inc., United Asset Management Corp. and T. Rowe Price Associates. The Peer Group Index is capitalization-weighted. The cumulative total return on the Company's Common Stock has been adjusted to give effect to (i) the distribution of the stock of the Company's credit rating business to the Company's stockholders in October 1994 and (ii) the merger of Phoenix Securities Group, Inc. into the Company and the related cash and stock dividends in November 1995.

   The foregoing table shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

   The Company's consolidated financial statements for the year ended December 31, 1998 were audited by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), independent accountants. PricewaterhouseCoopers has been engaged as the Company's independent accountants for fiscal year 1999. Representatives of PricewaterhouseCoopers are expected to attend the annual meeting to respond to appropriate questions and to make an appropriate statement if they desire to do so.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

   Stockholder proposals intended to be presented at the next annual meeting must be received by the Company for inclusion in its proxy statement and form of proxy relating to such meeting no later than December 1, 1999.

                                 OTHER MATTERS

   The Company is not aware of any matters, other than those referred to herein, which will be presented at the meeting. If any other appropriate business should properly be presented at the meeting, the proxies named in the accompanying form of proxy will vote the proxies in accordance with their best judgment.

                           EXPENSES OF SOLICITATION

   All expenses incident to the solicitation of proxies by the Company will be paid by the Company. In addition to solicitation by mail, arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy material to their principals, and the Company will reimburse them for their reasonable out-of-pocket expenses in doing so. Proxies may also be solicited personally or by telephone or telegraph by regular employees of the Company.

Hartford, Connecticut
March 31, 1999

                       PHOENIX INVESTMENT PARTNERS, LTD.
                56 Prospect Street, Hartford, Connecticut 06115

          This Proxy is Solicited on Behalf of The Board of Directors for The Annual Meeting of Stockholders to be held on May 6, 1999


     The undersigned hereby appoints Philip R. McLoughlin and Thomas N. Steenburg, or either of them, as attorneys and proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Phoenix Investment Partners, Ltd. (the "Company") held of record by the undersigned on March 22, 1999, at the annual meeting of stockholders to be held on May 6, 1999 or any adjournment thereof.


           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------





4502--Phoenix Investment Partners, Ltd.

                       PHOENIX INVESTMENT PARTNERS, LTD.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


1. Election of Directors-
   Nominees: John T. Anderson, Clyde E. Bartter,
   Richard H. Booth, Glen D. Churchill, Robert W. Fiondella, Michael E. Haylon, Marilyn E. LaMarche, Edward P. Lyons, Philip R. McLoughlin, James M. Oates, Calvin J. Pedersen, Donna F. Tuttle, Ferdinand Verdonck and David A. Williams

   ----------------------------------------------------------
   (Except nominee(s) written above)





                         For      Withhold      For All
                         All        All         Except
                         [_]        [_]           [_]





In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1. This proxy is revocable at any time.


                                       Dated:                              ,1999
                                             ------------------------------

Signature(s)
            --------------------------------------------------------------------

--------------------------------------------------------------------------------
(IMPORTANT: Please sign your name exactly as it appears hereon. In the case of joint holders, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --

                             FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT.


           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.











4502--Phoenix Investment Partners, Ltd.